UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

ROMULUS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-194070	80-0922058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Erbenova 15 Prague, Czech Republic		15000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +420228880393

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On December 23, 2015, a change in control of Romulus Corp. (the “Company”) occurred upon the transfer of 8,000,000 shares of the Company’s common stock, representing approximately 72.59% of the outstanding shares of common stock of the company, from Eastwin Capital Pte Ltd (“Eastwin”) to Perry Esculier. Mr. Esculier acquired the shares of from Eastwin in exchange for a release of claims against Eastwin and repayment of approximately $180,000 of indebtedness owed to Eastwin by an affiliate of Mr. Esculier out of Mr. Esculier’s own funds. As a result of this change in control, all of the existing directors of the Company have been removed and replaced by its new sole director, Perry Esculier, as described in Item 5.02 of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the change in control described in Item 5.01 of this Current Report on Form 8-K, the current directors of the Company, Ser Miang Chua and David Chong, have been removed and replaced by Perry Esculier who was appointed to the board of directors of the Company as of December 24, 2015. In addition, Perry Esculier, age 58, has been appointed as President, Secretary and Treasurer as of December 24, 2015.

Mr. Perry Esculier is the founder and main shareholder of the M-Power Food, as well as the Managing Director and CEO of the entity. Mr. Esculier was educated in France, and after a successful career in the field of electronics in that country, he migrated to Asia. He began his business in 1989 in Vietnam by trading in agricultural commodities and telecommunication equipment. He was then the exclusive distributor for a number of international leading manufacturers in this field, such as Alcatel Alsthom from France (now Alcatel Lucent) and NEC from Japan. In the mid 90’s, he became very involved in infrastructure project investments and set up M-Power Development Pte Ltd in Singapore for this purpose. The company continued trading in food commodities and quickly focused on dairy ingredients leading to the establishment of M-Power Food Industries Pte Ltd in 2001. Mr. Esculier has vast experience in international trade, project financing and corporate financing and has also developed extensive expertise in the formulation of milk based ingredients. Mr. Esculier's main attributes are his vast experience in team management, international trade, project financing, and corporate financing. Mr. Esculier is a team leader with a remarkable analytic ability and a global vision of the medium and long term development of the markets. His network of customers and suppliers extends in all parts of the world.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 24, 2015, Perry Esculier, as the majority stockholder of the company, constituting approximately 72.59% of the voting power of the outstanding shares of the Company’s common stock, authorized and approved by written consent in lieu of a meeting the changes made to the Company's directors and officers as described in Item 5.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMULUS CORP.

Date: December 30, 2015	By:	/s/ Perry Esculier
Chief Executive Officer and President